UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022 (July 11, 2022)

ProKidney Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40560	98-1586514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Frontis Plaza Blvd., Ste 250 Winston-Salem, North Carolina	27103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 999-7028

3929 Westpoint Blvd., Suite G

Winston-Salem, NC 27103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	PROK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On July 11, 2022 (the “Closing Date”), Social Capital Suvretta Holdings Corp. III, a Cayman Islands exempted company (“SCS”) consummated the previously announced Business Combination (as defined below) with ProKidney LP, a limited partnership registered under the laws of Ireland (“ProKidney”). In connection with the closing of the Business Combination, the registrant changed its name from “Social Capital Suvretta Holdings Corp. III” to “ProKidney Corp.” (or “New ProKidney”). New ProKidney will continue the existing business operations of ProKidney as a publicly traded company.

As used in this Current Report on Form 8-K, unless otherwise stated or the context clearly indicates otherwise, the terms the “Registrant,” the “Company,” “New ProKidney,” “we,” “us,” and “our” refer to ProKidney Corp., and its subsidiaries at and after the Closing Date and giving effect to the consummation of the Business Combination (the “Closing”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement (as defined below).

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01 of this Current Report on Form 8-K discusses the consummation of the Transactions (as defined below) and various other transactions and events contemplated by the Business Combination Agreement which took place on the Closing Date and is incorporated herein by reference. In addition, the information contained in SCS’s definitive proxy statement on Schedule 14A filed by SCS with the U.S. Securities and Exchange Commission (the “Commission”) on June 10, 2022 (the “Proxy Statement”) in the sections entitled, “Related Agreements,” “Ancillary Agreements,” and “Post-Business Combination New ProKidney Executive Compensation” is incorporated herein by reference.

Exchange Agreement

On the Closing Date, New ProKidney entered into that certain Exchange Agreement with ProKidney and certain Closing ProKidney Unitholders pursuant to which, subject to the procedures and restrictions therein, from and after the waiver or expiration of any contractual lock-up period (including pursuant to the Lock-Up Agreement) the holders of Post-Combination ProKidney Common Units (or certain permitted transferees thereof) will have the right from time to time at and after 180 days following the Closing to exchange their Post-Combination ProKidney Common Units and an equal number of New ProKidney Class B ordinary shares on a one-for-one basis for New ProKidney Class A ordinary shares (the “Exchange”); provided, that, subject to certain exceptions, New ProKidney, at its sole election, subject to certain restrictions, may, other than in the case of certain secondary offerings, instead settle all or a portion of the Exchange in cash based on a volume weighted average price of a New ProKidney Class A ordinary share. The Exchange Agreement provides that, as a general matter, a holder of Post-Combination ProKidney Common Units will not have the right to exchange Post-Combination ProKidney Common Units if New ProKidney determines that such exchange would be prohibited by law or regulation or would violate other agreements with New ProKidney and its subsidiaries to which the holder of Post-Combination ProKidney Common Units may be subject, including the Second Amended and Restated ProKidney Limited Partnership Agreement and the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such Exchange Agreement, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Lock-Up Agreement

On the Closing Date, New ProKidney, SCS Sponsor III LLC and certain Closing ProKidney Unitholders entered into the Lock-Up Agreement. The Lock-Up Agreement contains certain restrictions on transfer with respect to the SCS Sponsor III LLC and the ProKidney Unitholders party thereto. Such restrictions begin at the Closing and end on the earlier of (i) the date that is 180 days after the Closing and (ii)(a) for 33% of the Lock-Up Shares (as defined therein) (other than the Earnout Shares (as defined therein) and the PIPE Shares (as defined therein)), the date on which the last reported sale price of a New ProKidney Class A ordinary share equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing and (b) for an additional 50% of the Lock-Up Shares (other than the Earnout Shares and the Private Placement Shares), the date on which the last reported sale price of a New ProKidney Class A ordinary share equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing. Notwithstanding the above, (i) the lock-up period for any Earnout Shares will expire not earlier than 180 days after such Earnout Shares are issued; (ii) 50% of the Lock-Up Shares held by certain Closing ProKidney Unitholders and their affiliates will remain locked up until the earlier of four years following the Closing and the date that ProKidney receives notice of any regulatory market authorization, including full or conditional authorization, to market its lead product candidate, Renal Autologous Cell Therapy (but, in any event, not earlier than 180 days following the Closing or (in the case of Earnout Shares) the date of issuance); and (iii) the lock-up period for the Private Placement Shares will expire 30 days after the Closing. The restrictions on transfer set forth in the Lockup Agreement are subject to customary exceptions.

The foregoing description of the Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such Lock Agreement, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Tax Receivable Agreement

On the Closing Date, New ProKidney entered into that certain Tax Receivable Agreement with the Closing ProKidney Unitholders. Pursuant to the Tax Receivable Agreement, among other things, New ProKidney will be required to pay the Closing ProKidney Unitholders party thereto 85% of certain tax savings recognized by New ProKidney, if any, as a result of the increases in tax basis attributable to exchanges by the Closing ProKidney Unitholders of Post-Combination ProKidney Common Units for New ProKidney Class A ordinary shares or, subject to certain restrictions, cash, pursuant to the Exchange Agreement and certain other tax attributes of ProKidney and tax benefits related to entering into the Tax Receivable Agreement.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such Tax Receivable Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreements

New ProKidney has entered or will enter into indemnification agreements with each of its directors and executive officers. Each indemnification agreement shall provide for the indemnification by New ProKidney of its directors and executive officers against any and all expenses incurred by that director or officer as a result of his or her status as one of its directors or executive officers, to the fullest extent permitted by Cayman Island law. In addition, the indemnification agreements shall provide, to the fullest extent permitted by Cayman Island law, the advancement of all expenses actually and reasonably incurred by such New ProKidney directors and executive officers, in connection with a legal proceeding involving his or her status as a director or executive officer.

Further information about the indemnification of New ProKidney’s directors and executive officers is set forth in the Proxy Statement in the section entitled “Executive Compensation—Limitations on Liability and Indemnification Matters” beginning on page 376 and that information is incorporated herein by reference.

The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of each such indemnification agreement, a form of which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Employee Stock Purchase Plan

At the Extraordinary General Meeting (as defined below), the shareholders of New ProKidney adopted and approved the New ProKidney Employee Stock Purchase Plan (the “ESPP”). New ProKidney’s board of directors also approved the ESPP and the material terms thereunder. The ESPP became effective as of the date it was adopted by New ProKidney’s board of directors, following the approval from the New ProKidney shareholders.

The purpose of the ESPP is to provide a means by which the New ProKidney employees may be given an opportunity to acquire a proprietary interest in New ProKidney through the purchase of New ProKidney Class A ordinary shares. The material features of the ESPP are described in the Proxy Statement beginning on page 282 in the section entitled “Proposal No. 6 - Employee Stock Purchase Plan Proposal,” and such description is incorporated herein by reference.

The ESPP permits New ProKidney to deliver up to 5,287,800 New ProKidney Class A ordinary shares, subject to an automatic reduction so that the reserve equals 2% of the number of Class A ordinary shares outstanding immediately after the Closing on a fully-diluted basis (including the ProKidney Class A ordinary shares into which Post-Combination ProKidney Common Units may be exchanged pursuant to the Exchange Agreement, but before giving effect to the number of the ProKidney Class A ordinary shares reserved or issued under the Incentive Equity Plan and the ESPP and excluding all Earnout Shares and all Post-Combination ProKidney Common Units issuable upon the vesting and settlement of Earnout RCUs), pursuant to awards issued under the ESPP. The number of New ProKidney Class A ordinary shares reserved for issuance under the ESPP will automatically increase on the first day of each calendar year, commencing on January 1, 2023, by the least of (i) 5,037,800 New ProKidney Class A ordinary shares, (ii) 1% of the total number of New ProKidney Class A ordinary shares outstanding on a fully-diluted basis outstanding on December 31 of the preceding calendar year and (iii) such smaller number of shares of New ProKidney Class A ordinary shares as determined by the New ProKidney board of directors.

The summary of the ESPP and the information incorporated therein by reference is qualified in its entirety by reference to the text of the ESPP, which is included as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

Incentive Equity Plan Proposal

At the Extraordinary Meeting, the shareholders of New ProKidney adopted and approved the ProKidney Corp. 2022 Incentive Equity Plan (the “Incentive Plan”). New ProKidney’s board of directors also approved the Incentive Plan and the material terms thereunder. The Incentive Plan became effective as of the date it was adopted by New ProKidney’s board of directors, following the approval from the New ProKidney’s shareholders.

The purpose of the Incentive Plan is to promote the long-term success of New ProKidney by motivating employees and other individuals to perform at the highest level and contribute significantly to the success of New ProKidney, thereby furthering the best interests of New ProKidney and its shareholders. Equity awards are intended to motivate high levels of performance and align interests of New ProKidney’s directors, employees and consultants with those of its shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in New ProKidney and providing a means or recognizing their contributions to the success of New ProKidney. The material features of the Incentive Plan are described in the Proxy Statement beginning on page 275 in the section entitled “Proposal No. 5 - Incentive Equity Plan Proposal,” and such description is incorporated herein by reference.

The Incentive Plan permits New ProKidney to deliver up to 26,439,000 New ProKidney Class A ordinary shares, subject to an automatic reduction so that the reserve equals 10% of the number of New ProKidney Class A ordinary shares outstanding immediately after the Closing on a fully-diluted basis (including the ProKidney Class A ordinary shares into which Post-Combination ProKidney Common Units may be exchanged pursuant to the Exchange Agreement, but before giving effect to the number of the ProKidney Class A ordinary shares reserved or issued under the Incentive Equity Plan and the ESPP and excluding all Earnout Shares and all Post-Combination ProKidney Common Units issuable upon the vesting and settlement of Earnout RCUs), pursuant to awards issued under the Incentive Plan. The number of shares of New ProKidney Class A ordinary shares reserved for issuance under the Incentive Plan will automatically increase on the first day of each fiscal year, beginning in 2023, by the lesser of (i) 5% of the total number of outstanding shares of New ProKidney Class A ordinary shares on December 31st of the preceding calendar year on a fully-diluted basis and (ii) such amount determined by the plan administrator.

The summary of the Incentive Plan and the information incorporated therein by reference is qualified in its entirety by reference to the text of the Incentive Plan, which is included as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

An extraordinary general meeting (the “Extraordinary General Meeting”) was held on July 11, 2022, where the SCS shareholders considered and approved, among other matters, a proposal to adopt the Business Combination Agreement, by and between SCS and ProKidney, pursuant to which at the Closing, the following transactions (the “Transactions”) would occur:

•

(i) ProKidney would issue to SCS a number of Post-Combination ProKidney Common Units equal to the number of fully diluted outstanding SCS ordinary shares as of immediately prior to the Closing (but after giving effect to all redemptions of SCS Class A ordinary shares and the purchase of SCS Class A ordinary shares and/or Post-Combination ProKidney Common Units pursuant to one or more subscription agreements (the “PIPE Placement”)), in exchange for (a) (x) New ProKidney Class B ordinary shares, which shares would have no economic rights but would entitle the holders thereof to vote on all matters on which shareholders of New ProKidney would be entitled to vote generally, and (y) restricted stock rights in respect of New ProKidney Class B ordinary shares (“New ProKidney Class B PMEL RSRs”), which restricted stock rights would convert into New ProKidney Class B ordinary shares upon the vesting of the associated PMEL RCUs, (b) an amount in cash equal to the aggregate proceeds obtained by SCS in the PIPE Placement and (c) an amount in cash equal to the aggregate proceeds available for release to SCS from SCS’s trust account (“Trust Account”) (after giving effect to all redemptions of SCS Class A ordinary shares and after payment of any deferred underwriting commissions being held in the Trust Account and payment of certain transaction expenses);

•	(ii) Legacy GP would resign as the general partner of ProKidney and New GP would be admitted as the general partner of ProKidney;

•

(iii) ProKidney would distribute to the Closing ProKidney Unitholders the New ProKidney Class B ordinary shares and New ProKidney Class B PMEL RSRs received pursuant to clause (i)(a) (x) and (y) above; and

•

(iv) holders of Legacy Class A Units would receive an aggregate of 17,500,000 Earnout RCUs and 17,500,000 Earnout RSRs (collectively, the “Earnout Rights”), which Earnout Rights would vest in three equal tranches upon the achievement of certain New ProKidney share price milestones or certain change of control events. When vested, the Earnout RCUs would automatically convert into Post-Combination ProKidney Common Units and the associated Earnout RSRs would automatically convert into New ProKidney Class B ordinary shares, respectively.

Holders of an aggregate of 22,829,769 Class A ordinary shares of SCS sold in its initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the Trust Account, which was approximately $10.00 per share, or approximately $228.3 million in the aggregate.

Immediately after giving effect to the Business Combination, the following equity securities of New ProKidney were issued and outstanding: (i) 9,060,231 New ProKidney Class A ordinary shares issued to the holders of pre-Closing SCS Class A ordinary shares and SCS Class B ordinary shares and (ii) 52,480,000 Class A ordinary shares issued to the PIPE Placement (as defined below) in the PIPE Investment. After the Closing Date, the SCS Class A ordinary shares ceased trading on The Nasdaq Capital Market, and the New ProKidney Class A ordinary shares commenced trading on The Nasdaq Capital Market under the symbol “PROK” on July 12, 2022. As noted above, an aggregate of approximately $228.7 million was paid from the Trust Account to holders that properly exercised their right to have public shares redeemed, and the remaining balance immediately prior to the Closing of approximately $21.7 million remained in the Trust Account. The remaining amount in the Trust Account was used to fund expenses incurred by SCS and ProKidney in connection with the Business Combination and will be used for general corporate purposes of New ProKidney following the Business Combination.

The material terms and conditions of the Business Combination Agreement and related agreements are described in the section entitled “Proposal No. 1 - Business Combination Proposal” beginning on page 208 of the Proxy Statement, which description is incorporated herein by reference.

FORM 10 INFORMATION

Forward Looking Statements

This Current Report on Form 8-K, including the information incorporated herein by reference, contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Business Combination described herein, and the financial condition, results of operations, earnings outlook and prospects of the Company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and other similar words and expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors,” those discussed and identified in public filings made with the SEC by the Company, and the following:

•	the anticipated benefits of the Business Combination;

•	the Company’s ability to maintain the listing of its Class A ordinary shares on The Nasdaq Capital Market;

•	the Company’s ability to manage its growth effectively;

•	the success, cost and timing of the Company’s product development activities;

•	the potential attributes and benefits of the Company’s product candidates, and if approved, its products;

•

the fact that cell therapies are complex and difficult to manufacture, and the Company could experience manufacturing problems that result in delays in the development or commercialization of REACT, its lead product candidate, or otherwise harm its business;

•	the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product;

•	the Company’s ability to identify, in-license or acquire additional technology;

•	the Company’s ability to maintain its existing license, manufacturing and supply agreements;

•	the Company’s reliance on third parties to conduct, supervise and monitor a certain portion of its research and nonclinical testing and clinical trials for REACT;

•

the Company’s ability to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney disease, many of which have greater financial and marketing resources than the Company;

•	the size and growth potential of the markets for the Company’s products, and the ability of each to serve those markets, either alone or in partnership with others;

•	changes in applicable laws or regulations;

•	the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•	the Company’s ability to raise financing in the future;

•	the Company’s financial performance;

•	the Company’s intellectual property rights;

•

the Company’s internal computer systems, or those of its collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of the Company’s product development programs;

•	the economic downturns and political and market conditions beyond the Company’s control; and

•	the impact of the COVID-19 pandemic on the Company’s business.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

BUSINESS

The business of New ProKidney after the Business Combination is described in the Proxy Statement in the section entitled “Information About ProKidney” beginning on page 315 and such description is incorporated herein by reference.

RISK FACTORS

The risks associated with New ProKidney’s business are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 84 and such description is incorporated herein by reference.

FINANCIAL INFORMATION

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of New ProKidney. Reference is further made to the disclosure contained in the Proxy Statement in the sections entitled “Selected Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 82, “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 181 and “Notes to Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 187, which are incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The disclosure contained in the Proxy Statement in the section entitled “ProKidney’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 359 is incorporated herein by reference.

PROPERTIES

The facilities of New ProKidney are described in the Proxy Statement in the section entitled “Information About ProKidney—Facilities” beginning on page 358 and such description is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of New ProKidney ordinary shares as of the Closing Date by:

•

each person known to be the beneficial owner of more than 5% of the outstanding shares of each of the ProKidney Corp. Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”) and the ProKidney Corp Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares” and, together with the Class A ordinary shares, the “ordinary shares”);

•	each director and each of the Company’s named executive officers; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying options that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to all New ProKidney ordinary shares owned by them.

Name and Address of Beneficial Owner (1)	Class A Ordinary Shares		Class B Ordinary Shares	% of Total Voting Power
Directors and Named Executive Officers
Tim Bertram, Ph.D. (2)	—		2,696,468	1.2%
Pablo Legorreta (3)(11)	—		94,677,968	40.8%
William F. Doyle (4)	—		1,350,469	*
Jennifer Fox	—		—	—
José Ignacio Jiménez Santos	—		—	—
Alan M. Lotvin (5)	—		1,350,469	*
John M. Maraganore, Ph.D. (6)	—		450,156	*
Brian J.G. Pereira, M.D (7)	—		1,350,469	*
Uma Sinha, Ph.D.	30,000		—	*
Deepak Jain, Ph.D. (8)	—		937,836	*
Joseph Stavas, M.D., MPH (9)	—		735,391	*
All Directors and Executive Officers as a Group (14 persons)	30,000		103,453,062	44.6%
Greater-than-Five Percent Holders:
Tolerantia, LLC (3)(11)	—		94,677,968	40.8%
Control Empresarial de Capitales, S.A. de C.V. (formerly Inversora Carso, S.A. de C.V.) (10)(11)	—		63,118,645	27.2%
Chamath Palihapitiya(12)	13,273,000	(13)		5.50%
SC PIPE Holdings LLC(12)	9,500,000			3.87%
Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as Trustee of Trust I14165(14)	5,000,000			2.15%
IHCI Investments LP(15)	5,000,000			2.15%
Jupiter CAN LP(16)	5,000,000			2.15%
Morgan Stanley Investment Management Inc. (17)	10,000,000			4.31%
Averill Master Fund, Ltd. (18)	3,140,000			1.35%

*	Indicated beneficial ownership of less than 1%.
(1)	Unless otherwise noted, business address of each of the following entities or individuals is c/o ProKidney Corp., 2000 Frontis Plaza Blvd., Ste 250, Winston-Salem, North Carolina, 27103.

(2)

Represents 2,696,468 New ProKidney Class B ordinary shares issued as consideration in the Business Combination and does not include 2,248,469 New ProKidney Class B ordinary shares issuable upon the vesting of PMEL RCUs.

(3)

Represents 94,677,968 New ProKidney Class B ordinary shares held by Tolerantia, LLC (“Tolerantia”), a Delaware limited liability company, which is an affiliate controlled and majority-owned by Mr. Pablo Legorreta. Mr. Legorreta controls the voting and disposition of the shares held by Tolerantia. Mr. Legorreta disclaims beneficial ownership of the shares held by Tolerantia except to the extent of his indirect pecuniary interest therein. The business address of Tolerantia is 110, East 59th Street, Suite 3300, New York, New York, 10022.

(4)

Represents 1,350,469 New ProKidney Class B ordinary shares issued as consideration in the Business Combination and does not include 163,857 New ProKidney Class B ordinary shares issuable upon the vesting of PMEL RCUs.

(5)

Represents 1,350,469 New ProKidney Class B ordinary shares issued as consideration in the Business Combination and does not include 163,857 New ProKidney Class B ordinary shares issuable upon the vesting of PMEL RCUs.

(6)

Represents 450,156 New ProKidney Class B ordinary shares issued as consideration in the Business Combination and does not include 163,857 New ProKidney Class B ordinary shares issuable upon the vesting of PMEL RCUs.

(7)

Represents 1,350,469 New ProKidney Class B ordinary shares issued as consideration in the Business Combination and does not include New ProKidney 163,857 Class B ordinary shares issuable upon the vesting of PMEL RCUs.

(8)

Represents 937,836 New ProKidney Class B ordinary shares issued as consideration in the Business Combination and does not include New ProKidney 630,103 Class B ordinary shares issuable upon the vesting of PMEL RCUs.

(9)

Represents 735,391 New ProKidney Class B ordinary shares issued as consideration in the Business Combination and does not include 315,650 New ProKidney Class B ordinary shares issuable upon the vesting of PMEL RCUs.

(10)

Information in the table and footnote is based upon information provided to us by the direct shareholder, Control Empresarial de Capitales S.A. de C.V., acting as successor of Inversora Carso S.A. de C.V. by virtue of a merger (“CEC”). Represents 63,118,645 New ProKidney Class B ordinary shares held by CEC. Members of the Slim family, directly or indirectly, own all of the issued and outstanding voting equity securities of CEC. Therefore, Slim family may be deemed to beneficially own indirectly the Class B ordinary shares held by CEC. CEC is a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”). The Slim family has an address of Paseo de las Palmas 736, Colonia Lomas de Chapultepec, 11000 Ciudad de Mexico, Mexico and Control Empresarial has an address of Paseo de las Palmas 781, Piso 3, Colonia Lomas de Chapultepec, Seccion III, Migual Hidalgo, Ciudad de Mexico, Mexico, 11000.

(11)

The Deed of Undertaking, dated as of February 14, 2022, executed by CEC provides that from the Closing until the third anniversary of the Closing, CEC shall vote all ordinary shares beneficially held by it in a manner proportionate to the manner in which all other Class B ordinary shares not held by CEC, including the New ProKidney Class B ordinary shares beneficially held by Tolerantia, are voted, with respect to the election, appointment, or removal of any director to the board of directors. As a result, Tolerantia may be deemed to share beneficial ownership of CEC’s ordinary shares.

(12)	The business address of each of Chamath Palihapitiya and SC PIPE Holdings LLC is c/o SC Master Holdings, LLC 506 Santa Cruz Avenue, Suite 300.
(13)

Consists of 9,500,000 Class A ordinary shares held of record by SC PIPE Holdings LLC and 3,773,000 Class A ordinary shares held of record by SC Master Holdings, LLC. Mr. Palihapitiya may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) securities held by SC PIPE Holdings LLC and/or SC Master Holdings, LLC by virtue of his control over such entities.

(14)

Consists of 5,000,000 Class A ordinary shares held of record by Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, acting solely and exclusively in its capacity as trustee of the trustee of Trust I14165 (the “Trust”), whose record holders are the Trust Beneficiaries (as defined below), issued in connection with, and, upon the closing of, the PIPE Placement. Each of (i) Bertha Paula Michel Gonzalez, (ii) Maria Magdalena Michel Gonzalez and (iii) Maximino Jose Michel Gonzalez (collectively, the “Trust Beneficiaries”), has voting and dispositive power over, one-third of the total number of Class A ordinary shares held by the Trust. The address of the Trust is Boulevard Manuel Avila Camacho No. 40, Piso 7, Lomas De Chapultepec, Ciudad De México 11000. The address of each of the Trust Beneficiaries is Bosque De Radiatas 6-602, Bosques De Las Lomas, Cuajimalpa 05120, Mexico.

(15)

Consists of 5,000,000 Class A ordinary shares held of record by IHCI Investments LP issued in connection with, and, upon the closing of, the PIPE Placement. The address of IHCI Investments LP is 1188 Union, Montreal QC H3B 0E5, Canada.

(16)

Consists of 5,000,000 Class A ordinary shares held of record by Jupiter CAN LP issued in connection with, and, upon the closing of, the PIPE Placement. The address of Jupiter CAN LP is 5930 Royal Lane, Suite E, #117, Dallas TX 75230-3896.

(17)

Morgan Stanley Investment Management Inc. is the adviser or sub-adviser, as the case may be, of each of (i) Brighthouse Funds Trust I: Morgan Stanley Discovery Portfolio, holding 497,653 Class A ordinary shares, (ii) ERAFP Actions Mid Cap USA I holding 12,443 Class A ordinary shares, (iii) Growth Trust holding 245,905 Class A ordinary shares, (iv) Inception Trust holding, 166,790 Class A ordinary shares, (v) Johnson & Johnson Pension and Savings Master Trust (JJ9L) holding 15,421 Class A ordinary shares, (vi) Johnson & Johnson Pension and Savings Master Trust (JJ9LDB) holding 136,426 Class A ordinary shares, (vii) Kinstead Global Equity Pool holding 16,039 Class A ordinary shares, (viii) Lawrencium Atoll Investments Ltd. holding 34,707 Class A ordinary shares, (ix) Master Trust for Defined Contribution Plans of American Airlines, Inc. and Affiliates holding 109,253 Class A ordinary shares, (x) Morgan Stanley Funds (UK) - Global Insight Fund holding 7,231 Class A ordinary shares, (xi) Morgan Stanley Insight Fund holding 1,421,688 Class A ordinary shares, (xii) Morgan Stanley Institutional Fund Trust - Discovery Portfolio holding 800,384 Class A ordinary shares, (xiii) Morgan Stanley Institutional Fund, Inc. - Inception Portfolio holding 332,167 Class A ordinary shares, (xiv) Morgan Stanley Institutional Fund, Inc. - Counterpoint Global Portfolio holding 3,802 Class A ordinary shares, (xv) Morgan Stanley Institutional Fund, Inc. - Global Endurance Portfolio holding 19,748 Class A ordinary shares, (xvi) Morgan Stanley Institutional Fund, Inc. - Global Insight Portfolio holding 67,622 Class A ordinary shares, (xvii) Morgan Stanley Institutional Fund, Inc. - Growth Portfolio holding 3,865,953 Class A ordinary shares, (xviii) Morgan Stanley Investment Funds - Counterpoint Global Fund holding 1,657 Class A ordinary shares, (xiv) Morgan Stanley Investment Funds - Global Endurance Fund holding 34,186 Class A ordinary shares, (xx) Morgan Stanley Investment Funds - Global Insight Fund holding 293,852 Class A ordinary shares, (xxi) Morgan Stanley Investment Funds - US Growth Fund holding 1,549,102 Class A ordinary shares, (xxii) Morgan Stanley Investment Funds - US Insight Fund holding 46,844 Class A ordinary shares, (xxiii) Morgan Stanley Variable Insurance Fund, Inc. - Discovery Portfolio holding 79,084 Class A ordinary shares, (xxiv) Morgan Stanley Variable Insurance Fund, Inc. - Growth Portfolio holding 242,043 Class A ordinary shares (collectively, the “MS Accounts”) and holds voting and dispositive power with respect to shares of record held by each of the MS Accounts. Each of the MS accounts received their respective Class A ordinary shares in connection with the issuance of, and, upon the closing of, the PIPE Placement. The address of Morgan Stanley Investment Management Inc., acting as adviser or sub-adviser, as the case may be, of each of the MS Accounts is 522 Fifth Avenue, New York, NY 10036.

(18)

Consists of 3,140,000 Class A ordinary shares held of record by Averill Master Fund, Ltd. issued in connection with, and, upon the closing of, the PIPE Placement. The address of Averill Master Fund, Ltd. is 540 Madison Avenue, 7th Floor, New York, NY 10022

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The disclosure contained in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 378 is incorporated herein by reference. The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the appointment of Jennifer Fox as a member of the board of directors is incorporated herein by reference.

EXECUTIVE COMPENSATION

The disclosure contained in the Proxy Statement in the section entitled “Executive Compensation” beginning on page 370 is incorporated herein by reference. The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the ESPP and Incentive Plan is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The disclosure contained in the Proxy Statement in the section entitled “Certain Relationships and Related Transactions—ProKidney” beginning on page 403 is incorporated herein by reference.

LEGAL PROCEEDINGS

The disclosure regarding legal proceedings in the Proxy Statement in the section entitled “Information About ProKidney—Legal Proceedings” beginning on page 358 is incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

New ProKidney’s Class A ordinary shares began trading on The Nasdaq Capital Market under the symbol “PROK” on July 12, 2022. New ProKidney has not paid any cash dividends on its Class A ordinary shares to date. It is the present intention of New ProKidney’s board of directors to retain future earnings for the development, operation and expansion of its business and New ProKidney’s board of directors does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of New ProKidney’s board of directors and will be contingent upon New ProKidney’s future revenues and earnings, as well as its capital requirements and general financial condition.

RECENT SALES OF UNREGISTERED SECURITIES

The disclosure contained in the Proxy Statement in the section entitled “Description of New ProKidney Securities” beginning on page 386 is incorporated herein by reference.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The disclosure contained in the Proxy Statement in the section entitled “Description of New ProKidney Securities” beginning on page 386 is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

New ProKidney has entered or will enter into indemnification agreements with each of its directors and executive officers. Each indemnification agreement shall provide for the indemnification by New ProKidney of its directors and executive officers against any and all expenses incurred by that director or officer as a result of his or her status as one of its directors or executive officers, to the fullest extent permitted by Cayman Island law. In addition, the indemnification agreements shall provide, to the fullest extent permitted by Cayman Island law, the advancement of all expenses actually and reasonably incurred by such New ProKidney directors and executive officers, in connection with a legal proceeding involving his or her status as a director or executive officer.

Further information about the indemnification of New ProKidney’s directors and executive officers is set forth in the Proxy Statement in the section entitled “Executive Compensation—Limitations on Liability and Indemnification Matters” beginning on page 376 and that information is incorporated herein by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

FINANCIAL STATEMENTS AND EXHIBITS

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Private Placement

In connection with the execution of the Business Combination Agreement, SCS and New ProKidney entered into subscription agreements (the “Subscription Agreements”) with investors (the “PIPE Investors”), pursuant to which, among other things, New ProKidney agreed to issue and sell in a private placement an aggregate of 52,480,000 shares of New ProKidney Class A ordinary shares and 5,000,000 Post-Combination ProKidney Common Units (together with a corresponding number of New ProKidney Class B ordinary shares) to the PIPE Investors for a purchase price of $10.00 per share or Post-Combination ProKidney Common Unit, as applicable, and an aggregate purchase price of $574.8 million.

The PIPE Placement closed immediately prior to the Closing. The placement agents received customary fees in connection with such closing equal to approximately $19.3 million in the case of Citigroup Global Markets Inc. (including in its capacity as financial advisor to ProKidney), approximately $9.7 million in the case of Morgan Stanley & Co, LLC (including deferred underwriting fees in connection with SCS’s initial public offering), approximately $2.5 million in the case of Jefferies LLC, approximately $2.2 million in the case of Evercore Group L.L.C. and approximately $1.1 million in the case of UBS Securities LLC. Pablo Luis Mancera de Arringunga and Regina Mancera Bustamante, for their services of locating, identifying and introducing potential non-U.S. investors in connection with the PIPE Placement, received a finder’s fee of $1.0 million. BDT & Company, LLC, as a financial advisor to ProKidney in connection with the Business Combination, received a fee of $500,000.

The New ProKidney Class A ordinary shares, Post-Combination ProKidney Common Units and New ProKidney Class B ordinary issued to the PIPE Investors in the PIPE Placement immediately prior to the Closing were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

This summary is qualified in its entirety by reference to the text of the Subscription Agreements, a form of which is included as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Closing, SCS changed its name to ProKidney Corp. and adopted the Second Amended and Restated Memorandum and Articles of Association (the “charter”), effective as of the Closing Date. Reference is made to the disclosure in the Proxy Statement in the section entitled “Proposal No. 2 - Organization Documents Proposals” beginning on page 259, which is incorporated herein by reference.

The following descriptions are summaries of the material terms of New ProKidney’s Second Amended and Restated Memorandum and Articles of Association. These summaries are qualified in their entirety by reference to the text of the Second Amended and Restated Memorandum and Articles of Association, which is included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Authorized and Outstanding Stock

The charter authorizes the issuance of an aggregate of 500,000,000 New ProKidney Class A ordinary shares, up to 500,000,000 New ProKidney Class B ordinary shares and up to 5,000,000 New ProKidney preference shares, each par value $0.0001 per share. The shares issued in the Business Combination are duly authorized, validly issued, fully paid and non-assessable.

Unless the New ProKidney board of directors determines otherwise, New ProKidney will issue all shares of capital stock in uncertificated form.

Ordinary Shares

The charter provides for two classes of ordinary shares. Except as otherwise required by applicable law or as provided in the charter, the holders of Class A ordinary shares, the publicly traded shares, are entitled to one vote per share on all matters on which shareholders generally are entitled to vote. The holders of Class B ordinary shares are entitled to one vote per share on all matters on which shareholders generally are entitled to vote. Class A and B shareholders will vote as a single class, unless the vote involved any amendment to the charter that would alter or change the powers, preferences or special rights of only one class of ordinary shares in a manner that has an adverse effect upon such rights.

Subject to applicable law and the rights, if any, of the holders of any outstanding series preference shares or any other outstanding class or series of shares, holders of Class A ordinary shares will be entitled to receive such dividends and distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor. Holders of Class B ordinary shares are not entitled to participate in dividends and distributions declared by the board of directors.

Preference Shares

The charter authorizes the New ProKidney board of directors to establish one or more series of preference shares. Unless required by law or by any stock exchange, and subject to the terms of the charter, the authorized shares of preference shares will be available for issuance without further action by holders of ordinary shares. The New ProKidney board of directors is able to determine, with respect to any series of preference shares, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any.

New ProKidney can issue a series of preference shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of ordinary shares might believe to be in their best interests or in which the holders of ordinary shares might receive a premium over the market price of ordinary shares. Additionally, the issuance of preference shares may adversely affect the rights of holders of New ProKidney ordinary shares by restricting dividends on the ordinary shares, diluting the voting power of the ordinary shares or subordinating the rights of the ordinary shares to distributions upon a liquidation, dissolution or winding up or other event. As a result of these or other factors, the issuance of preference shares could have an adverse impact on the market price of ordinary shares.

Preemptive or Other Rights

The New ProKidney shareholders have no preemptive or other subscription rights. There will be no sinking fund provisions applicable to the ordinary shares.

Election of Directors

All elections of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

On February 14, 2022, Control Empresarial de Capitales, S.A. de C.V. (“CEC”) executed a Deed of Undertaking, pursuant to which CEC agreed, subject to the organizational documents of New ProKidney, from the Closing until the third anniversary of the Closing, to vote all of its voting shares in the capital of New ProKidney in a manner proportionate to the manner in which all New ProKidney Class B ordinary shares, including the New ProKidney Class B ordinary shares beneficially held by Tolerantia, LLC (“Tolerantia”) are voted, solely with respect to (a) the election of any director to the New ProKidney board of directors at any meeting of shareholders at which directors are to be elected; (b) the appointment of any director to fill any vacancy created by the failure of any director to complete a term on the New ProKidney board of directors; and (c) any removal of a director from the New ProKidney board of directors. Pursuant to the Voting Agreement, Tolerantia, LLC effectively controls a majority of the voting power of all outstanding New ProKidney ordinary shares with respect to the election, appointment or removal of any New ProKidney director.

No Cumulative Voting

There are no cumulative voting rights for Class A ordinary shareholders.

Staggered Board

The New ProKidney board of directors is divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until New ProKidney’s annual meetings of stockholders in 2023, 2024 and 2025, respectively.

New ProKidney Class I directors are William F. Doyle, Alan M. Lotvin, M.D. and Brian J.G. Pereira, M.D.

New ProKidney Class II directors are Jennifer Fox, John M. Maraganore, Ph.D. and José Ignacio Jiménez Santos.

New ProKidney Class III directors are Tim Bertram, Ph.D., Pablo Legorreta and Uma Sinha, Ph.D.

At each annual meeting of shareholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of New ProKidney’s board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of shareholders will be necessary for shareholders to effect a change in a majority of the members of the board of directors.

Annual Meeting

The charter provides that annual general meetings will be held at a time and place as appointed by the board of directors.

Anti-Takeover Effects of the Charter, Bylaws and Certain Provisions of Delaware Law

The charter contains provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the New ProKidney board of directors. These provisions could also make it difficult for shareholders to take certain actions, including appointing directors who are not nominated by the members of the New ProKidney board of directors or taking other corporate actions, including effecting changes in New ProKidney’s management. For instance, the charter does not provide for cumulative voting in the appointment of directors and provides for a classified board of directors with three-year staggered terms, which could delay the ability of shareholders to change the membership of a majority of the New ProKidney board of directors. The New ProKidney board of directors will be empowered to appoint a director to fill a vacancy created by the expansion of the New ProKidney board of directors or the resignation, death, or removal of a director in certain circumstances; and New ProKidney’s advance notice provisions in the charter require that shareholders must comply with certain procedures in order to nominate candidates to New ProKidney’s board of directors or to propose matters to be acted upon at a shareholders’ meeting.

Transfer Restrictions

The charter provides that no holder of Class B ordinary shares may transfer such shares to any person unless such holder at the same time transfers a corresponding number of Post-Combination ProKidney Common Units to the same person and otherwise in accordance with the provisions of the Second Amended and Restated ProKidney Partnership Agreement. If any outstanding Class B ordinary share ceases to be held by a holder of a corresponding Post-Combination ProKidney Common Units, the Class B ordinary share shall be automatically forfeited to New ProKidney for no consideration and cancelled.

Authorized but Unissued Capital Stock

New ProKidney’s authorized but unissued ordinary shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of New ProKidney by means of a proxy contest, tender offer, merger or otherwise.

Removal of Directors; Vacancies and Newly Created Directorships

The charter provides that directors may be removed from office by special resolution. The New ProKidney board of directors may appoint any person to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed the maximum number set in the charter.

Conflicts of Interest

The charter allows directors to hold any other office or place of profit with New ProKidney (other than the auditor), and may be or become a director or other officer of or otherwise interested in any company promoted by New ProKidney or in which New ProKidney may be interested as a shareholder, and such director shall not be accountable for any remuneration or other benefits received by the director from such interest in the other company. Further, the New ProKidney directors may contract with New ProKidney, as a vendor, purchaser or otherwise, and such director can vote in respect of any contract or transaction in which such director is interested, provided that such interest is disclosed prior to the vote.

Limitations on Liability and Indemnification of Officers and Directors

The charter includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its shareholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Cayman Island law. The effect of these provisions is to eliminate the rights of New ProKidney and its shareholders, through shareholders’ derivative suits on New ProKidney’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in the charter may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit New ProKidney and its shareholders. In addition, such shareholders’ investments may be adversely affected to the extent New ProKidney pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 4.01.	Change in Registrant’s Certifying Accountant.

On July 11, 2022, the audit committee of the New ProKidney board of directors dismissed Marcum LLP (“Marcum”), SCS’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm following completion of Marcum’s review of SCS’s financial statements for the quarter ended June 30, 2022, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, SCS, and appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022.

The reports of Marcum on SCS’s balance sheet as of December 31, 2021, and the statement of operations, changes in shareholders’ equity and cash flows for the period from February 25, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the audit for the period from February 25, 2021 (inception) through December 31, 2021, and reviews of the unaudited condensed financial statements for the three months ended March 31, 2022, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on SCS’s financial statements for such periods.

During the period from February 25, 2021 (inception) through December 31, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the quarter ended March 31, 2022, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the principal executive officer and the principal financial and accounting officer of SCS concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective due to its accounting for complex financial instruments. Based on the foregoing, it was determined that SCS had a material weakness as of March 31, 2022 relating to its internal controls over financial reporting.

During the period from February 25, 2022 (inception) to the date the New ProKidney audit committee approved the engagement of EY as the Company’s independent registered public accounting firm, SCS did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on SCS’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

The Company has provided Marcum with a copy of the foregoing disclosures and Marcum provided a letter to the SEC stating that it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter to the SEC, dated July 15, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Class A ordinary shares are listed for trading on The Nasdaq Capital Market under the symbol “PROK.”

Item 5.01.	Changes in Control of Registrant.

The disclosure in the Proxy Statement in the section entitled “Proposal No. 1 - Business Combination Proposal,” beginning on page 208, is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is also incorporated herein by reference.

Immediately following the Closing, there were 232,264,192 ordinary shares outstanding. As of such time, New ProKidney’s executive officers and directors and their affiliated entities held 44.6% of New ProKidney’s outstanding ordinary shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Closing, all incumbent directors and officers of SCS, other than Uma Sinha, Ph.D., resigned from their respective positions with SCS. New ProKidney’s current directors and officers are described in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 378, which description is incorporated by reference herein.

On July 11, 2022, the New ProKidney board of directors appointed Jennifer Fox as a member of the board of directors to serve until the 2024 annual meeting of shareholders and thereafter until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Fox has served as the Chief Financial Officer of Nuvation Bio Inc. since October 2020. Prior to this role, Ms. Fox served as Managing Director, Co-Head of North America Healthcare Corporate and Investment Banking Group at Citigroup from June 2015 to October 2020. From February 2006 to June 2015, Ms. Fox served as Managing Director at Deutsche Bank, and most recently also as Co-Head of Life Sciences Investment Banking Group. Prior to that, Ms. Fox served as Senior Managing Director Healthcare Investment Banking at Bear Stearns, Vice President Healthcare Investment Banking at Bank of America and Financial Analyst, Investment Banking Analyst, Associate, Vice President, Health Care Investment Banking at Prudential Vector Healthcare Group and Prudential Securities Incorporated. Ms. Fox received B.S. degrees in Finance and Marketing from Manhattan College. The New ProKidney board of directors believes that Ms. Fox is qualified to serve on the Board because she has over 25 years of experience in the healthcare investment banking and has been a lead advisor to life sciences companies on over 125 financing and strategic transactions. Ms. Fox will also serve as a member of the audit committee of the New ProKidney board of directors.

At the Extraordinary General Meeting, in connection with the Business Combination, New ProKidney adopted the Incentive Plan and the ESPP. The material features of the Incentive Plan and the ESPP are respectively described in the Proxy Statement in the sections entitled “Proposal No. 5 - Incentive Equity Plan Proposal” and “Proposal No. 6 - Employee Stock Purchase Plan Proposal” beginning on page 275 and 282, respectively, and such descriptions are incorporated herein by reference.

The information contained in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is also incorporated herein by reference.

Item 5.03.	Amendments to Memorandum and Articles of Association.

The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06.	Change in Shell Company Status.

On July 11, 2022, as a result of the consummation of the Business Combination, which fulfilled the “business combination” requirement of SCS’s amended and restated memorandum and articles of association, SCS ceased to be a shell company. The material terms of the Business Combination are described in the Proxy Statement in the section entitled “Proposal No. 1 - Business Combination Proposal” beginning on page 208 which description is incorporated herein by reference.

Item 8.01	Other Events.

The Class A ordinary shares are listed for trading on The Nasdaq Capital Market under the symbol “PROK” and the CUSIP numbers relating to the Class A ordinary shares is G7S53R104.

On July 12, 2022, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Rule 12b-23 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 12b-23”), ProKidney’s audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020 and unaudited consolidated financial statements as of and for the three months ended March 31, 2022 are incorporated by reference to such financial statements appearing on pages FS-39 to FS-71 of the Proxy Statement.

(b) Pro Forma Financial Information.

In accordance with Rule 12b-23, unaudited pro forma condensed combined financial information regarding New ProKidney to reflect the consummation of the Business Combination is included as Exhibit 99.2 to this Report.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Business Combination Agreement, dated as of January 18, 2022, by and between ProKidney Corp. (formerly known as Social Capital Suvretta Holdings Corp. III) (included as Annex A to the Proxy Statement filed with the SEC on June 10, 2022) (File No. 001-40560).

2.2	New GP Joinder, dated as of June 7, 2022 (included as Annex B to the Proxy Statement filed with the SEC on June 10, 2022) (File No. 001-40560).

3.1*	Second Amended & Restated Memorandum and Articles of Association of ProKidney Corp.

10.1*	Tax Receivable Agreement, dated as of July 11, 2022, by and among ProKidney Corp. (formerly known as Social Capital Suvretta Holdings Corp. III), the TRA Party Representative (as defined therein) and the TRA Parties (as defined therein).

10.2*	Exchange Agreement, dated as of July 11, 2022, by and among ProKidney Corp. (formerly known as Social Capital Suvretta Holdings Corp. III), ProKidney LP, acting through its general partner ProKidney Corp. GP Limited, and certain holders named therein.

10.3*	Lock-up Agreement, dated as of July 11, 2022, by and among ProKidney Corp. (formerly known as Social Capital Suvretta Holdings Corp. III), SCS Sponsor III LLC, the Sponsor Key Holders (as defined therein) and the ProKidney Holders (as defined therein).

10.4*	Amended and Restated Registration Rights Agreement, dated as of July 11, 2022, by and among ProKidney Corp. (formerly known as Social Capital Suvretta Holdings Corp. III), SCS Sponsor III LLC, the ProKidney Holders (as defined therein), Marc Semigran, Uma Sinha, Sukumar Nagendran, David Spiegel and the Investor Stockholders (as defined therein).

10.5*	Second Amended and Restated Limited Partnership Agreement for a Limited Partnership Called ProKidney LP, dated as of July 11, 2022, by and among Tolerantia, LLC, Control Empresarial de Capitales, S.A. de C.V., ProKidney Management Equity LLC, ProKidney Corp. (formerly known as Social Capital Suvretta Holdings Corp. III), ProKidney Corp. GP Limited and ProKidney GP Limited.

10.6	Form of Promissory Note (included as Annex H to the Proxy Statement filed with the SEC on June 10, 2022) (File No. 001-40560).

10.7	Form of Subscription Agreement for Institutional Investors, dated as of January 18, 2022, by and between ProKidney Corp. (formerly Social Capital Suvretta Holdings Corp. III) and the subscriber parties thereto (included as Annex K to the Proxy Statement filed with the SEC on June 10, 2022) (File No. 001-40560).

10.8	Form of Subscription Agreement for Individual Investors, dated as of January 18, 2022, by and between ProKidney Corp. (formerly Social Capital Suvretta Holdings Corp. III) and the subscriber parties thereto (included as Annex L to the Proxy Statement filed with the SEC on June 10, 2022) (File No. 001-40560).

10.9	Sponsor Support Agreement, dated as of January 18, 2022, by and among ProKidney Corp. (formerly Social Capital Suvretta Holdings Corp. III), SCS Sponsor III LLC, ProKidney LP and the directors and officers named therein (included as Annex O to the Proxy Statement filed with the SEC on June 10, 2022) (File No. 001-40560).

10.10	Company Unitholder Support Agreement, dated as of January 18, 2022, by and among ProKidney Corp. (formerly Social Capital Suvretta Holdings Corp. III), ProKidney LP and the persons named therein (included as Annex P to the Proxy Statement filed with the SEC on June 10, 2022) (File No. 001-40560).

10.11*	ProKidney Corp. 2022 Incentive Equity Plan.

10.12*	ProKidney Corp. Employee Stock Purchase Plan.

10.13*	Form of Indemnification Agreement, dated as of July 11, 2022, by and among ProKidney Corp. and its directors and executive officers.

16.1*	Letter from Marcum LLP to the SEC, dated July 15, 2022.

21.1*	Subsidiaries of the Registrant.

99.1*	Press Release, dated July 12, 2022.

99.2*	Unaudited Pro Forma Condensed Combined Financial Information as of and for the three months ended March 31, 2022 and for the year ended December 31, 2021.

*	Filed herewith.
†

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

July 15, 2022	By:	/s/ Timothy A. Bertram
	Name:	Timothy A. Bertram
	Title:	Chief Executive Officer